Exhibit 99.1

For Immediate Release

Artesian Resources Corporation Announces Pricing of Public Offering of Common Stock

NEWARK, DE – July 15, 2011 - Artesian Resources Corporation (NASDAQ: ARTNA) (Artesian) announced today that it has priced a firm commitment underwritten public offering of 804,290 shares of the Company's Class A Non-Voting Common Stock at a purchase price of $18.65 per share for an aggregate gross offering amount of $15 million.  The offering is expected to close on or about July 20, 2011, subject to customary closing conditions.  The Company has also granted the underwriters a 30-day option to purchase up to 120,643 shares of Class A Non-Voting Common Stock to cover over-allotments, if any. Robert W. Baird & Co. Incorporated is acting as sole book-running manager and Boenning & Scattergood, Inc. and J. J. B. Hilliard, W. L. Lyons, LLC are serving as co-managers.

Artesian currently intends to use the entire net proceeds to fund a paid-in capital contribution in the same amount to its principal subsidiary, Artesian Water Company, Inc. (Artesian Water). Artesian Water intends to use the paid-in capital contribution to repay short-term borrowings incurred primarily to finance expenses associated with its construction program and to fund capital expenditures and other general corporate purposes.  These proceeds are expected to reduce Artesian Water's debt to total capitalization ratio.  In addition, Artesian may utilize proceeds from this offering to adjust capitalization ratios in its other regulated subsidiaries.

The securities described above are being offered by Artesian pursuant to a "shelf" registration statement (including a prospectus) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on May 23, 2011.  A prospectus supplement will be filed with the SEC in connection with the offering.  Once filed, the prospectus supplement and accompanying prospectus may be obtained by sending a request to Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413. Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement, and the other documents that Artesian has filed with the SEC for more complete information about Artesian and this offering.  Investors may obtain these documents for free by visiting the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artesian Resources

Artesian Resources Corporation operates as the holding company of eight wholly-owned subsidiaries offering water, wastewater and engineering services on the Delmarva Peninsula. Artesian Water Company, the principal subsidiary, is the oldest and largest investor-owned public water utility on the Delmarva Peninsula, and has been providing water service since 1905. Artesian Water distributes and sells water to residential, commercial, industrial, governmental, municipal and utility customers. Other subsidiaries include Artesian Water Maryland, Inc., Artesian Water Pennsylvania, Inc., Artesian Wastewater Management, Inc., Artesian Wastewater Maryland, Inc., Artesian Utility Development, Inc., Artesian Consulting Engineers, Inc. and Artesian Development Company.

Contact: Nicholle R. Taylor
Investor Relations
Artesian Resources Corporation
(302) 453-6900

ntaylor@artesianwater.com

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements related to the completion, timing and size of its proposed public offering. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual results to differ materially from the anticipated in the forward-looking statements is contained in the "Risk Factors" section of the accompanying prospectus and of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.